                                                                   EXHIBIT 20

VOLKSWAGEN CREDIT AUTO MASTER TRUST 1996-1
------------------------------------------------------------------------------

                Distribution Date Statement: February 15, 1999

a.  Aggregate Amount of Collections                                                     $401,338,001.80
    Aggregate Amount of Interest Collections                                            $  3,535,717.65
    Aggregate Amount of Principal Collections                                           $397,802,284.15
    Investment Proceeds                                                                 $          0.00

b.  Series Allocation Percentage                                                                 100.00%
    Floating Allocation Percentage                                                                73.26%
    Fixed Allocation Percentage                                                                     N/A

c.  Total Amount Distributed on Series 1996-1                                           $  1,720,000.00

d.  Amount of Such Distribution Allocable to Principal on 1996-1                        $          0.00

e.  Amount of Such Distribution Allocable to Interest on 1996-1                         $  1,720,000.00

f.  Investor Default Amount                                                             $          0.00

g.  Draw Amount                                                                         $          0.00

h.  Investor Charge Offs                                                                $          0.00
    Amounts of Reimbursements                                                           $          0.00

i.  Monthly Servicing Fee                                                                          1.00%

j.  Expected Controlled Distribution Amount                                             $           0.00

k.  Invested Amount                                                                     $ 375,000,000.00

l.  Pool Factor                                                                                   100.00%

m.  Available Subordinated Amount                                                       $  69,309,201.75

n.  Reserve Fund Balance                                                                $   1,875,000.00

o.  Principal Funding Account Balance                                                   $           0.00
    Yield Supplement Account Balance                                                    $   1,875,000.00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                                           From                     To        Days
                                                                                           ----                   -------     ----
Current Interest Period                                                                  1/15/99                  2/15/99      32


Series Allocation Percentage                                                                            100.00%


Initial Principal Balance                                                                      $375,000,000.00
Outstanding Principal Balance                                                                  $375,000,000.00
Principal Balance of Receivables for Determination Date                                        $613,398,873.69
Amount Invested in Receivables on Series Issuance Date                                         $375,000,000.00
Initial Invested Amount                                                                        $375,000,000.00
Invested Amount at the Beginning of Period                                                     $375,000,000.00
Invested Amount                                                                                $375,000,000.00
Required Subordinated Amount                                                                   $ 69,309,201.75
Excess Funded Amount                                                                           $          0.00

Available Subordinated Amount (previous period)                                                $101,853,406.68

Incremental Subordinated Amount (previous period)                                              $ 27,053,663.12

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                                                       $  1,875,000.00
Yield Supplement Account Beginning Balance                                                     $  1,875,000.00
Yield Supplement Account Required Amount                                                       $  1,875,000.00

Reserve Fund Initial Deposit                                                                   $  1,875,000.00
Reserve Fund Required Amount                                                                   $  1,875,000.00
Reserve Fund Beginning Balance                                                                 $  1,875,000.00


Outstanding Carryover Amount - Beginning Balance                                               $          0.00
Yield Supplement Account Draw Amount                                                           $          0.00
Outstanding Carryover Amount - Ending Balance                                                  $          0.00
Yield Supplement Account Balance - Ending Balance                                              $  1,875,000.00
Yield Supplement Account Required Deposit Amount                                               $          0.00

Reserve Fund Draw Amount                                                                       $          0.00
Reserve Fund Ending Balance                                                                    $  1,875,000.00

Reserve Fund Required Deposit Amount                                                           $          0.00

1-month LIBOR Rate (annualized)                                                                      5.0000000%
Certificate Coupon (annualized)                                                                      5.1600000%
Prime Rate (annualized)                                                                              7.7500000%
Servicing Fee Rate (annualized)                                                                          1.000%
Excess Spread                                                                                        1.7500000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                                        $511,857,682.26
Pool Balance at the Ending of Period                                                           $617,878,161.87
Average Aggregate Principal Balance                                                            $564,867,922.07


Aggregate Principal Collections                                                                $397,802,284.15
New Principal Receivables                                                                      $291,781,804.39
Receivables Added for Additional Accounts                                                      $          0.00
Investor Default Amount                                                                        $          0.00
Net Losses                                                                                     $          0.00
Monthly Interest Accrued, but not Paid                                                         $          0.00
Ineligible Receivables                                                                         $          0.00
Ineligible Receivables in Prior Collection Period                                              $          0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                                     $          0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                                          $          0.00
Spread Over Prime for Portfolio                                                                           0.16%
Weighted Average Interest Rate                                                                            7.91%


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                                                0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                                              $ 41,856,295.41
Used Vehicle Percentage                                                                                  6.774%
Used Vehicle Percentage During Last Collection Period                                                    8.389%
Early Amortization Event?                                                                      NO
Largest Dealer or Dealer Affiliation Balance                                                   $ 21,714,759.64
Largest Dealer Percentage                                                                                4.242%

Aggregate Principal Amount of Receivables of Dealers over 2%                                   $ 22,689,394.84
Aggregate % Principal Amount of Receivables of Dealers over 2%                                           3.672%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                                                $401,338,001.80
Aggregate Amount of Interest Collections                                                       $  3,535,717.65
Investment Proceeds                                                                            $          0.00
Aggregate Amount of Principal Collections                                                      $397,802,284.15
Asset Receivables Rate                                                                                   6.192%
Use Asset Receivables Rate?                                                                    NO
Carryover Amount (this Distribution Date)                                                      N/A
Total Carryover Amount                                                                         N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                                                     70.42%
Previous Collection Period Monthly Payment Rate                                                          66.87%
Monthly Payment Rate 3 months ago                                                                        54.44%
3-month Average Payment Rate                                                                             63.91%
12-month Minimum Payment Rate                                                                            54.44%
Early Amortization Event?                                                                      NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                                       YES
Last Day of Revolving Period                                                                   N/A
Invested Amount as of Last Day of Revolving Period                                             N/A
Accumulation Period Length (months)                                                            N/A
First Accumulation Date                                                                        TO BE DETERMINED
Expected Final Payment Date                                                                    N/A
Required Participation Percentage                                                                         4.00%
Principal Funding Account Balance                                                              $          0.00
Principal Payment Amount                                                                       $          0.00
Controlled Deposit Amount                                                                      $          0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

CERTIFICATEHOLDERS
------------------
i.    Monthly Interest Distribution                                                            $  1,720,000.00
ii.   Monthly Servicing Fee Distribution                                                       $    312,500.00
iii.  Reserve Fund Deposit Amount Distribution                                                 $          0.00
iv.   Investor Default Amount Distribution                                                     $          0.00
v.    Outstanding Carryover Amount Distribution                                                $          0.00
vi.   Yield Supplement Account Deposit Amount Distribution                                     $          0.00
                                                                                               ---------------
Excess Servicing                                                                               $    557,856.98

Excess Servicing (Previous Period)                                                             $    464,988.90

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                                                                              $           0.0
Draw Amount                                                                                    $           0.0

VW CREDIT, INC. -- SERVICER                                               PAGE 2
16-Feb-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    SUMMARY
                                    -------


            COLLECTIONS                 ACCRUAL         DISTRIBUTION
           ---------------           -------------  -------------------
From:            15-Jan-99
To:              15-Feb-99
Days:                   31

LIBOR RATE       5.0000000%
(1 month)

SERIES #               1  Active
VCI RATING:          N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                         SERIES                                          EXCESS    REQUIRED          REQUIRED         OUTSTANDING
Series      SERIES       ALLOCATION       INVESTED      SUBORDINATED     FUNDED    PARTICIPATION     PARTICIPATION    CERTIFICATE
Number      NAME         PERCENTAGE       AMOUNT        AMOUNT           AMOUNT    PERCENTAGE        AMOUNT            BALANCE
------      ------       ----------       --------      ------------     ------    -------------     --------------   -----------
          Trust                       $375,000,000.00   $69,309,201.75   $0.00         N/A          $ 15,000,000.00
        1 Series 1996-1    100.00%    $375,000,000.00   $69,309,201.75   $0.00        4.00%         $ 15,000,000.00  $375,000,000.00

VW CREDIT, INC. -- SERVICER                                               PAGE 3
16-Feb-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

INITIAL AMOUNTS                                                           EXCESS SPREAD CALCULATION
---------------                                                           -------------------------
Initial Invested Amount                 $375,000,000.00                   Weighted Average Rate Charged to Dealers      7.91%
Invested Amount                         $375,000,000.00                   LIBOR                                         5.00%
Controlled Accumulation Amount          $          0.00                   Certificate Rate (LIBOR+16 b.p.)              5.16%
Required Subordinated Amount            $ 69,309,201.75                   Servicing Fee Rate                            1.00%
Annualized Servicing Fee Rate                      1.00%                  Investor Net Losses                           0.00%
                                                                                                                        ----
First Controlled Accumulation Date      TO BE DETERMINED                  Excess Spread                                 1.75%
Accumulation Period Length (months)           N/A
Expected Final Payment Date                   N/A
Initial Settlement Date                       28-Mar-96
Required Participation Percentage                  4.00%
Subordinated Percentage                           14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                                 REQUIRED           EXCESS
                                                    SERIES 1996-1         INVESTED             SUBORDINATED        FUNDING
Principal Receivables                                   TOTAL              AMOUNT                 AMOUNT            AMOUNT
---------------------                              ---------------     ---------------     --------------------    --------
Series Allocation Percentage                                100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00           $69,309,201.75        $0.00
  Floating Allocation Percentage                             73.26%              73.26%
  Fixed Allocation Percentage                            N/A

Principal Collections                              $397,802,284.15     $397,802,284.15             N.A.              N.A.
New Principal Receivables                          $291,781,804.39     $291,781,804.39             N.A.              N.A.
Principal Default Amounts                          $          0.00     $          0.00             N.A.              N.A.
Receivables Added for Additional Accounts          $          0.00     $          0.00             N.A.              N.A.
Controlled Deposit Amount                          $          0.00                 N/A             N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                         100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $69,309,201.75            $0.00
  Floating Allocation Percentage                             60.69%              60.69%


NON-PRINCIPAL RECEIVABLES
-------------------------

Interest Collections                               $  2,590,359.98
Recoveries on Receivables Written Off              $          0.00
Investment Income                                  $          0.00

VW CREDIT, INC. -- SERVICER                                            Page 4
16-Feb-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                      CURRENT                PREVIOUS
----------------------------------                 ------------------     ------------------
Available Subordination Amount (Previous)             $101,853,406.68        $101,442,027.86
  Required Subordination Draw Amount                  $          0.00        $          0.00
  Reserve Fund Funds to Inv. Default Amount           $          0.00        $          0.00
  Excess Servicing (Previous Period)                  $    464,988.90        $    411,378.82
                                                      ---------------        ---------------
(a) Available Subordinated Amount?                    $102,318,395.58        $101,853,406.68

(b) Available Subordinated Amount?                    $ 53,571,428.57        $ 53,571,428.57

Available Subordinated Amount                         $ 69,309,201.75        $ 80,625,091.69

Incremental Subordinated Amount                       $ 15,737,773.18        $ 27,053,663.12
  Overconcentration Amount                            $ 22,689,394.84        $ 32,311,125.70

Beginning Reserve Fund Balance                        $  1,875,000.00        $  1,875,000.00
Reserve Fund Required Balance                         $  1,875,000.00        $  1,875,000.00
Reserve Fund Draw                                     $          0.00        $          0.00
Reserve Fund Required Deposit                         $          0.00        $          0.00
Reserve Fund Deposit Amount                           $          0.00        $          0.00
Reserve Fund Release                                  $          0.00        $          0.00
Ending Reserve Fund Balance                           $  1,875,000.00        $  1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
-------------------------------

Available Interest Collections                        $  3,535,717.65        $  3,341,639.63
  Certificateholder Interest Collections              $  2,590,356.98        $  2,616,651.09
  Subordinate Interest Collections                    $    478,761.53        $    562,580.62
Investment Income                                     $          0.00        $          0.00
Reserve Fund Balance                                  $  1,875,000.00        $  1,875,000.00
                                                      ---------------        ---------------
Total Interest  Available                             $  4,944,118.51        $  5,054,231.71

Interest Shortfall                                    $          0.00        $          0.00
Additional Interest                                   $          0.00        $          0.00
Carry-over Amount                                     $          0.00        $          0.00
Carry-over Shortfall                                  $          0.00        $          0.00
Additional Carry-over Shortfall                       $          0.00        $          0.00

Monthly Servicing Fee                                 $    470,723.27        $    412,815.81
Investor Monthly Servicing Fee                        $    312,500.00        $    312,500.00